UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 26, 2007
ANIXTER INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 1-5989

Delaware (State or other jurisdiction of incorporation or organization)	94-1658138 (I.R.S. Employer Identification No.)
2301 Patriot Blvd.
Glenview, Illinois 60026
(224) 521-8000
(Address and telephone number of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On September 26, 2007, Anixter International Inc.’s (the “Company”) primary operating subsidiary, Anixter Inc., amended its senior unsecured amended and restated revolving credit agreement, dated April 20, 2007. This amendment to the amended and restated revolving credit agreement will allow for borrowings of up to $450 million (or the equivalent in Euros) for a 5-year period ending April 2012. This represents an increase of maximum availability from a prior limit of $350 million. The pricing for this additional $100 million of borrowings under the agreement is LIBOR plus 82.5 basis points and the facility fee payable is 17.5 basis points. The pricing on the first $350 million of borrowings did not change. Other than the pricing difference, no other terms and conditions of the credit agreement changed as a result of this $100 million increase in borrowing availability.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Five-Year Revolving Credit Agreement dated September 26, 2007, among Anixter Inc., Bank of America, N.A., as Administrative Agent, and other banks named therein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANIXTER INTERNATIONAL INC.
October 2, 2007	By:	/s/ Dennis J. Letham
Dennis J. Letham
Executive Vice President - Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Five-Year Revolving Credit Agreement dated September 26, 2007, among Anixter Inc., Bank of America, N.A., as Administrative Agent, and the other Banks named therein.